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                           RECYCLING INDUSTRIES, INC.

                      SUBSIDIARIES AS OF DECEMBER 31, 1997


NR Holdings, Inc., a Nevada corporation, wholly-owned

     Nevada Recycling, Inc., a Nevada corporation, wholly-owned by NR
      Holdings, Inc.

Metal Recovery, Inc., a Delaware corporation, wholly owned*

Recycling Industries of Texas, Inc., a Colorado corporation, wholly-owned

Recycling Industries of Missouri, Inc. d/b/a Mid-America Shredding, Inc., a
 Colorado corporation, wholly-owned

Recycling Industries of Iowa, Inc., a Colorado corporation, wholly-owned

     Weissman Industries, Inc., an Iowa corporation, wholly-owned by Recycling
      Industries of Iowa, inc.

Recycling Industries of South Carolina, Inc., a Colorado corporation, wholly-owned

Recycling Industries of Georgia, Inc., a Colorado corporation, wholly-owned

Recycling Industries of Chesapeake, Inc., a Colorado corporation, wholly-owned

Recycling Industries of Atlanta, Inc., a Colorado corporation, wholly-owned

Recycling Industries of Wisconsin, Inc., a Colorado corporation, wholly-owned

Recycling Industries of Winston-Salem, Inc., d/b/a Brenner Iron and Metal
 Company and Brenner Steel, a Colorado corporation, wholly-owned

Recycling Industries of Greensboro, Inc., d/b/a United Metal Recyclers, a
 Colorado corporation, wholly-owned

Wm. Lans Sons Company, Inc., an Illinois corporation, wholly-owned

Environmental Recovery Systems of Wrenthem, a Massachusetts corporation,
 90% owned*

Environmental Recovery Systems of New Milford, a Connecticut corporation, wholly-owned*

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Environmental Recovery Systems of Leominster, a Massachusetts corporation, wholly owned*

Environmental Recovery Systems of Metals, a Colorado corporation, wholly-owned*

Environmental Recovery Systems of Georgia, a Georgia corporation, wholly-owned*

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* Corporation is inactive with no operations.